Stephen J. Scherf, CPA
Asterion, Inc.
c/o Walker Nell Consultants, Inc.
1515 Market Street, Suite 1720
Philadelphia, PA 19102
215.569.1660

Privileged and Confidential

May 26, 2009

John McCarey, EVP/CFO
PRWT Services, Inc.
1835 Market Street
Suite 800
Philadelphia, PA 19103

Re: Valuation of PRWT and Subsidiaries

Dear Mr. McCarey:

Asterion, Inc. ("Asterion") was engaged to provide a valuation of the stockholders' equity of PRWT Services, Inc. ("PRWT Services") and its subsidiaries, U.S. Facilities, Inc. ("USF") and Cherokee Pharmaceuticals, LLC ("Cherokee") (collectively the "Company" or "PRWT") on a minority, non-marketable basis as of November 1, 2008. Asterion understands that the analysis was used primarily by the Company for purposes of providing employees of the Company with stock based compensation.

Asterion consents to allow the Company to use the following language for its Form S4 in regards to Asterion's role in estimating the fair market value used in determining the exercise prices of the Company's common stock options:

"The Board of Directors relied upon a valuation report provided by Asterion, Inc., an independent, third-party valuation firm, delivered in connection with the stock issuance."

In addition, Asterion consents to allow the Company to refer to Asterion as an expert in its Form S-4. Asterion consents to the use of the following language in the "Experts" section of the Form S-4:

"Asterion, Inc. provided a valuation of the stockholder's equity of PRWT Services, Inc. and its subsidiaries, U.S. Facilities, Inc. and Cherokee Pharmaceuticals, LLC on a minority, non-marketable basis as of November 1, 2008. PRWT relied on Asterion, Inc. as an expert in providing valuations of independent companies' stockholders' equity. Asterion, Inc. has given and has not withdrawn its written consent to the issue of this prospectus with the reference to its name, including being named as an expert, in the form and context in which it has been included."

Should you have any questions or comments please feel free to contact us for further clarification.

Stephen J. Scherf